EXHIBIT 23

                                                            EXHIBIT 23

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66694) pertaining to the Arkansas Best Corporation Stock Option Plan and Arkansas Best Corporation Disinterested Director Stockholder Plan, the Registration Statement (Form S-8, No. 33-52877), pertaining to the Arkansas Best Corporation Employees' Investment Plan, and the Registration Statement (Form S-8, No. 33-63587), pertaining to (1) the Carolina Freight Corporation Employee Savings and Protection Plan, (2) Complete Leasing Concepts, Inc. Employee Savings & Profit Sharing Plan, and (3) IDI 401(k) Savings Plan, of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Arkansas Best Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                        ERNST & YOUNG LLP

Little Rock, Arkansas
March 21, 1997